EXHIBIT 10.29

INDEPENDENT DIRECTOR AGREEMENT

THIS INDEPENDENT DIRECTOR AGREEMENT is made effective as of the 24th of April 2015 (the “Agreement”), between PAYMENT DATA SYSTEMS, INC., a Nevada corporation with an address at 12500 San Pedro, Suite 120, San Antonio, Texas, 78216 (the “Company”), and Miguel A. Chapa (“Director”).

WHEREAS, it is essential to the Company to retain and attract as directors the most capable persons available to serve on the board of directors of the Company (the “Board”); and

WHEREAS, the Company believes that Director possesses the necessary qualifications and abilities to serve as a director of the Company and to perform the functions and meet the Company’s needs related to its Board, and

WHEREAS, the Company appointed the Director effective as of the date hereof (the “Effective Date”) and desires to enter into an agreement with the Director with respect to such appointment; and

WHEREAS, the Director is willing to accept such appointment and to serve the Company on the terms set forth herein and in accordance with the provisions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the benefits to be derived by each party hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Position.  Subject to the terms and provisions of this Agreement, the Company shall cause the Director to be appointed, and the Director hereby agrees to serve the Company in such position upon the terms and conditions hereinafter set forth, provided, however, that the Director’s continued service on the Board after the initial three-year term on the Board, which term is subject to the Company’s bylaws, as amended, and as may be subsequently amended, and pursuant the Company’s bylaws, state or federal law or the rules of any stock exchange on which the Company’s securities are listed, shall be subject to any necessary approval by the Company’s stockholders.

2. Service.  Director will serve as a director of the Company and perform all duties as a director of the Company, including without limitation (a) attending meetings of the Board, (b) serving on one or more committees of the Board (each a “Committee”) and attending meetings of each Committee of which Director is a member, and (c) using reasonable efforts to promote the business of the Company. The Company currently intends to hold at least one in-person regular meeting of the Board and each Committee each quarter, together with additional meetings of the Board and Committees as may be required by the business and affairs of the Company. In fulfilling his responsibilities as a director of the Company, Director agrees that he shall act honestly and in good faith with a view to the best interests of the Company and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

3. Compensation.

(a) Cash Compensation. The Director shall receive one thousand dollars ($1,000) each quarter in arrears for participation in quarterly Board and Committee meetings, including the annual stockholders’ meeting. There will be no additional compensation for ad hoc or preparatory meetings or for being the chair of a Committee, other than the Audit Committee. The Chair of the Audit Committee will receive fifteen thousand dollars ($15,000) upon timely, including extensions granted by the SEC, and compliant filing of the 10K each year.

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(b) Restricted Stock.  The Director shall receive five hundred thousand (500,000) shares of the Company’s common stock at the start of the Directorship Term, pursuant and subject to the Company’s 2015 Equity Incentive Plan.  Such shares shall vest in 4 stages: (1) 200,000 on the Effective Date, (2) 100,000 on January 1, 2016, (3) 100,000 on January 1, 2017, and (4) 100,000 on January 1, 2018.  Notwithstanding the foregoing, if the Director ceases to be a member of Board at any time during the vesting period for any reason (such as resignation, withdrawal, death, disability or any other reason), then any unvested shares shall be irrefutably forfeited.  Furthermore, the Director agrees that the shares shall be subject to any “lock up” agreement required to be signed by the Company’s officers in connection with any financing.

(c) Independent Contractor.  The Director’s status during the Directorship Term shall be that of an independent contractor and not, for any purpose, that of an employee or agent with authority to bind the Company in any respect. All payments and other consideration made or provided to the Director under this Section 3 shall be made or provided without withholding or deduction of any kind, and the Director shall assume sole responsibility for discharging all tax or other obligations associated therewith.

(d) Expense Reimbursements.  Upon submission of appropriate receipts, invoices or vouchers as may be reasonably required by the Company, the Company will reimburse Director for all reasonable out-of-pocket expenses incurred in connection with the performance of Director’s duties under this Agreement during the Directorship Term. Any reimbursements for out-of-pocket expenses of the Director in excess of $500.00 must be approved in advance by the Company.

4. Directorship Term.  The “Directorship Term,” as used in this Agreement, shall mean the period commencing on the Effective Date and terminating on the earliest of the following to occur: (a) the death or disability of the Director; (b) the termination of the Director from membership on the Board by the mutual agreement of the Company and the Director; (c) the removal of the Director from the Board by the majority stockholders of the Company; and (d) the resignation by the Director from the Board.

5. Director’s Representation and Acknowledgment.  The Director represents to the Company that the execution and performance of this Agreement shall not be in violation of any agreement or obligation (whether or not written) that he may have with or to any person or entity, including without limitation, any prior or current employer. The Director hereby acknowledges and agrees that this Agreement (and any other agreement or obligation referred to herein) shall be an obligation solely of the Company, and the Director shall have no recourse whatsoever against any stockholder of the Company or any of their respective affiliates with regard to this Agreement.

6. Director Covenants.

(a) Unauthorized Disclosure.  The Director agrees and understands that in the Director’s position with the Company, the Director has been and will be exposed to and receive information relating to the confidential affairs of the Company, including, but not limited to, technical information, business and marketing plans, strategies, customer information, other information concerning the Company’s products, promotions, development, financing, expansion plans, business policies and practices, and other forms of information considered by the Company to be confidential and in the nature of trade secrets. The Director agrees that during the Directorship Term and thereafter, the Director will keep such information confidential and will not disclose such information, either directly or indirectly, to any third person or entity without the prior written consent of the Company; provided, however, that (i) the Director shall have no such obligation to the extent such information is or becomes publicly known or generally known in the Company’s industry other than as a result of the Director’s breach of his obligations hereunder and (ii) the Director may, after giving prior notice to the Company to the extent practicable under the circumstances, disclose such information to the extent required by applicable laws or governmental regulations or judicial or regulatory process. This confidentiality covenant has no temporal, geographical or territorial restriction. Upon termination of the Directorship Term, the Director will promptly return to the Company and/or destroy at the Company’s direction all property, keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data, other product or document, and any summary or compilation of the foregoing, in whatever form, including, without limitation, in electronic form, which has been produced by, received by or otherwise submitted to the Director in the course or otherwise as a result of the Director’s position with the Company during or prior to the Directorship Term, provided that the Company shall retain such materials and make them available to the Director if requested in connection with any litigation against the Director under circumstances in which (i) the Director demonstrates to the reasonable satisfaction of the Company that the materials are necessary to his defense in the litigation and (ii) the confidentiality of the materials is preserved to the reasonable satisfaction of the Company.

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(b) Non-Solicitation.  During the Directorship Term and for a period of two (2) years thereafter, the Director shall not interfere with the Company’s relationship with, or endeavor to entice away from the Company, any person who, on the date of the termination of the Directorship Term and/or at any time during the one year period prior to the termination of the Directorship Term, was an employee or customer of the Company or otherwise had a material business relationship with the Company.

(c) Non-Compete. The Director agrees that during the Directorship Term and for a period of two (2) years thereafter, he shall not in any manner, directly or indirectly, through any person, firm or corporation, alone or as a member of a partnership or as an officer, director, stockholder, investor or employee of or consultant to any other corporation or enterprise; engage in the business of developing, marketing, selling or supporting technology to or for businesses in which the Company engages in or in which the Company has an actual intention, as evidenced by the Company's written business plans, to engage in, within any geographic area in which the Company is then conducting such business.  Nothing in this Section 6 shall prohibit the Director from being (i) a stockholder in a mutual fund or a diversified investment company or (ii) a passive owner of not more than three percent of the outstanding stock of any class of securities of a corporation, which are publicly traded, so long as the Director has no active participation in the business of such corporation.

(d) Code of Ethics and Insider Trading Guidelines.  Director agrees to comply with the Company’s Code of Ethics and to execute the Company’s Insider Trading Guidelines in Attachments A and B, respectively. The Code of Ethics and Insider Trading Guidelines may either or both be amended by the Company from time to time.

7. Director and Officer Liability Insurance. Director shall be covered by the Company’s director and officer’s liability insurance policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any of the Company’s directors or officers.

8. Limitation of Liability; Right to Indemnification. Director shall be entitled to limitations of liability and the right to indemnification against expenses and damages in connection with claims against Director relating to his service to the Company to the fullest extent permitted by the Company’s Certificate of Incorporation and Bylaws (as such documents may be amended from time to time) and other applicable law.

9. Amendments and Waiver. No supplement, modification or amendment of this Agreement will be binding unless executed in writing by both parties. No waiver of any provision of this Agreement on a particular occasion will be deemed or will constitute a waiver of that provision on a subsequent occasion or a waiver of any other provision of this Agreement.

10. Binding Effect, Assignments. This Agreement will be binding upon and inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Notwithstanding the provisions of the immediately preceding sentence, neither the Director nor the Company shall assign all or any portion of this Agreement without the prior written consent of the other party.

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11. Severability. The provisions of this Agreement are severable, and any provision of this Agreement that is held by a court of competent jurisdiction to be invalid, void, or otherwise unenforceable in any respect will not affect the validity or enforceability of any other provision of this Agreement.

12. Governing Law. This Agreement will be governed by and construed and enforced in accordance with the laws of the State of Nevada applicable to contracts made and to be performed in that state without giving effect to the principles of conflicts of laws.

13. Entire Agreement. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understanding relating to such subject matter.

14. Miscellaneous. This Agreement may be executed by the Company and Director in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same instrument. Any party may execute this Agreement by facsimile signature and the other party will be entitled to rely on such facsimile signature as evidence that this Agreement has been duly executed by such party. Any party executing this Agreement by facsimile signature will promptly forward to the other party an original signature page by overnight courier. Director acknowledges that this Agreement does not constitute a contract of employment and does not imply that the Company will continue his service as a director for any period of time.

Signature Page Follows.

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IN WITNESS WHEREOF, the parties have executed this Independent Director Agreement as of the date shown above.

Payment Data Systems, Inc.

By: /s/ Michael R. Long
Name: Michael R. Long
Title: Chairman of the Board of Directors

By: /s/ Miguel A. Chapa
Name: Miguel A. Chapa

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Attachment A

Payment Data Systems, Inc.

Code of Ethics

In accordance with the requirements of the U.S. Securities and Exchange Commission, the Board of Directors of Payment Data Systems, Inc. (with its subsidiaries, the “Company”) has adopted this Code of Ethics (this “Code”) in order to:

•	encourage honest and ethical conduct, including fair dealing and the ethical handling of conflicts of interest;
•	encourage full, fair, accurate, timely and understandable disclosure;
•	encourage compliance with applicable laws and governmental rules and regulations;
•	ensure the protection of the Company's legitimate business interests, including corporate opportunities, assets and confidential information;
•	deter wrongdoing; and
•	ensure accountability for adherence to the Code.

All directors, officers and employees of the Company are required to be familiar with the Code, comply with its provisions and report any suspected violations as described below in Section 6, Reporting and Accountability. The Code will be strictly enforced and violations will be dealt with immediately. Violations that involve illegal behavior will be reported to the appropriate authorities.

This Code covers a wide range of business practices and procedures. It does not cover every issue that may arise, but it sets out basic principles to guide all employees, officers and directors of the Company. All such persons must conduct themselves accordingly and seek to avoid even the appearance of improper behavior. Those who violate the standards in this Code or who fail to cooperate with management directions given to effect compliance with this Code may be subject to disciplinary action, possibly including termination of employment. For guidance with respect to issues not addressed in this Code, employees should follow the Company’s internal policies and procedures.

If you have any questions regarding this Code, you should address these questions to your supervisor, or to the general counsel or other person identified by the Company as its compliance officer (the “Compliance Officer”). The Code is enforced by the General Counsel where the suspected violation involves a person who is not a director or officer. The audit committee, or, if there is no audit or another independent committee, the Board of Directors enforces any suspected violations involving a director or officer.

1. Honest and Ethical Conduct

Each director, officer and employee owes a duty to the Company to act with integrity. Integrity requires, among other things, being honest and ethical. This includes the ethical handling of actual or apparent conflicts of interest between personal and professional relationships. Deceit and subordination of principle are inconsistent with integrity.

Each director, officer and employee must:

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•	Act with integrity, including being honest and ethical while still maintaining the confidentiality of information where required or consistent with the Company’s policies.
•	Observe both the form and spirit of laws and governmental rules and regulations and accounting standards.
•	Adhere to a high standard of business ethics.
•	Accept no improper or undisclosed material personal benefits from third parties as a result of any transaction or transactions of the Company.

2. Conflicts of Interest

A “conflict of interest” arises when a person’s loyalties or actions are divided between the interests of the Company and those of another, such as a competitor, supplier or customer, or personal business. A conflict of interest can arise when an employee takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. A conflict of interest may also arise when an individual, or members of his or her family, receives an improper personal benefit as a result of his or her position in, or relationship with, the Company. Moreover, the appearance of a conflict of interest alone can adversely affect the Company and its relations with business partners, customers, suppliers and employees.

Employees are expected to use good judgment, to adhere to high ethical standards and to avoid situations that create an actual or potential conflict of interest. It is almost always a conflict of interest for employees to work simultaneously for a competitor, customer or supplier. In this regard, Company personnel shall not have any undisclosed financial interest in any competitor, supplier, customer, or strategic partner if that interest would create a conflict of interest with the Company. If there is such an interest, the employee should disclose the nature of the interest to the human resources department or the general counsel, as appropriate; provided, however, that employees may maintain small investments in publicly held companies in which an employee has no influence or control.

A conflict of interest can also arise with respect to employment of relatives and persons with close personal relationships. If a director, officer or employee (or someone with whom the person has a close relationship (e.g., a family member or close companion) has a financial or employment relationship with an actual or potential competitor, supplier or customer, the director, officer or employee must disclose this fact in writing to the Compliance Officer. The Company may take any action that it deems necessary in its sole discretion to avoid or remedy an actual, prospective or perceived conflict of interest, including a reassignment of some or all of the employee’s duties or change of the employee’s position.

Loans by the Company to, or guarantees by the Company of obligations of, employees or their family members are of special concern and could constitute improper personal benefits to the recipients of such loans or guarantees, depending on the facts and circumstances. Loans by the Company to, or guarantees by the Company of obligations of, any director or officer (or their family members) are expressly prohibited unless approved by the Board of Directors.

A conflict of interest may not always be clear; therefore, you should consult with the Compliance Officer if you have any questions. Any employee who becomes aware of a conflict or a potential conflict should bring it to the attention of the Compliance Officer.

3. Disclosure

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Each director, officer and employee, to the extent involved in the Company’s disclosure process, including the Chief Executive Officer, the Chief Financial Officer, and the Controller (the “Senior Financial Officers”) and the General Counsel, is required to be familiar with the Company’s disclosure controls and procedures applicable to him or her so that the Company’s public reports and documents filed with the Securities and Exchange Commission (the “SEC”) comply in all material respects with the applicable federal securities laws and SEC rules. In addition, each such person having direct or supervisory authority regarding these SEC filings or the Company’s other public communications concerning its general business, results, financial condition and prospects should, to the extent appropriate within his or her area of responsibility, consult with other Company officers and employees and take other appropriate steps regarding these disclosures with the goal of making full, fair, accurate, timely and understandable disclosure.

Each director, officer and employee, to the extent involved in the Company’s disclosure process, including without limitation the Senior Financial Officers and the General Counsel, must:

•	Familiarize himself or herself with the disclosure requirements applicable to the Company as well as the business and financial operations of the Company.
•	Not knowingly misrepresent, or cause others to misrepresent, facts about the Company to others, whether within or outside the Company, including to the Company's independent auditors, governmental regulators and self-regulatory organizations.

4. Compliance

It is the Company’s policy to comply with all applicable laws, rules and regulations. It is the personal responsibility of each employee, officer and director to adhere to the standards and restrictions imposed by those laws, rules and regulations in the performance of their duties for the Company, including those relating to accounting and auditing matters and insider trading. Other policies issued by the Company also provide guidance as to certain of the laws, rules and regulations that apply to the Company’s activities.

5. Insider Trading

Generally, it is against Company policy for any individual to profit from undisclosed information relating to the Company or any other company in violation of insider trading or other laws. Inside information is any material, non-public information a reasonable investor is likely to consider important when making an investment decision. Anyone who is aware of material non-public information relating to the Company, our business partners, or other companies may not use the information to trade directly or indirectly or tip others to trade in stock or other securities of that company in violation of the federal securities laws.

If you are uncertain about the legal rules involving your purchase or sale of any Company securities or any securities in companies that you are familiar with by virtue of your work for the Company, you should consult with the Compliance Officer before making any such purchase or sale. You should also consult the Company’s Insider Trading Policy which applies to all directors, officers and employees as well as consultants and independent contractors of the Company and is hereby incorporated by reference.

6. Reporting and Accountability

The Board of Directors has the authority to interpret this Code in any particular situation. Any director, officer or employee who becomes aware of any violation of this Code is required to notify the audit committee, if there is one or if not, the full Board or the Compliance Officer promptly.

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Any questions relating to how these policies should be interpreted or applied should be addressed to the Compliance Officer or the audit committee or Board, as applicable. Any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest, as discussed in Section 2 of this Code, should be discussed with the Compliance Officer or the audit committee or Board, as applicable. A director, officer or employee who is unsure of whether a situation violates this Code should discuss the situation with the Compliance Officer or the audit committee, if there is one or if not, the full Board, as applicable.

Each director, officer or employee must:

•	Notify the appropriate contact promptly of any existing or potential violation of this Code.
•	Cooperate in any internal investigation of misconduct under this Code.
•	Not retaliate against any other director, officer or employee for good faith reports of known or suspected acts of misconduct or other violations of this Code.

The Company will follow the following procedures in investigating and enforcing this Code and in reporting on the Code:

•	The Compliance Officer, the audit committee, if there is one or if not, the full Board, as the case may be, will take all appropriate action to investigate any violations reported. In addition, the audit committee, Board or the Compliance Officer, as appropriate, shall report each violation and alleged violation involving a director or an executive officer to the Chairperson of the Board. To the extent he or she deems appropriate, the Chairperson of the Board shall participate in any investigation of a director or executive officer. After the conclusion of an investigation of a director or executive officer, the conclusions shall be reported to the entire Board.
•	The Board will conduct such additional investigation as it deems necessary. If the Board determines that a director or executive officer has violated this Code, it will take such disciplinary or preventive action as deemed appropriate, up to and including dismissal or, in the event of criminal or other serious violations of law, notification of the SEC or other appropriate law enforcement authorities.
•	The Company will make every effort to protect the integrity of every investigation, including protecting reporters and witnesses from harassment, intimidation and retaliation, keep evidence from being destroyed, ensure testimony is honest and identify root causes. The Company will make every effort to keep the identity of every reporter private and to secure any data relating to the investigation. Also, the Company may require witnesses to maintain a particular investigation and their role in strict confidence.

7. Corporate Opportunities

Employees, officers and directors are prohibited from taking (or directing to a third party) a business opportunity that is discovered through the use of corporate property, information or position, unless the Company has already been offered the opportunity and turned it down. More generally, employees, officers and directors are prohibited from using corporate property, information or position for personal gain and from competing with the Company.

Sometimes the line between personal and Company benefits is difficult to draw, and sometimes there are both personal and Company benefits in certain activities. Employees, officers and directors who intend to make use of Company property or services in a manner not solely for the benefit of the Company should consult beforehand with the Compliance Officer, the audit committee or the Board.

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8. Confidentiality

In carrying out the Company’s business, employees, officers and directors often learn confidential or proprietary information about the Company, its customers, suppliers, or joint venture parties. Employees, officers and directors must maintain the confidentiality of all information so entrusted to them, except when disclosure is authorized or legally mandated. Confidential or proprietary information of our Company, and of other companies, includes any non-public information that would be harmful to the relevant company or useful or helpful to competitors if disclosed.

9. Fair Dealing

We seek to succeed through honest business competition. We do not seek competitive advantages through illegal or unethical business practices. Each employee, officer and director should endeavor to deal fairly with the Company’s customers, consultants, service providers, suppliers, competitors and employees. No employee, officer or director should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any unfair dealing practice.

10. Protection and Proper Use of Company Assets

All employees, officers and directors should protect the Company’s assets and ensure their efficient use. All Company assets should be used only for legitimate business purposes.

11. Payments to Government Personnel

The United States Foreign Corrupt Practices Act prohibits giving anything of value, directly or indirectly, to officials of foreign governments or foreign political candidates in order to obtain or retain business. It is strictly prohibited to make illegal payments to government officials of any country.

In addition, the United States government has a number of laws and regulations regarding business gratuities which may be accepted by U.S. government personnel. The promise, offer or delivery to an official or employee of the U.S. government of a gift, favor, or other gratuity in violation of these rules would not only violate Company policy but could also be a criminal offense. State and local governments, as well as foreign governments, may have similar rules. It is the Company’s policy to not provide any gifts, favors or gratuities to any government official.

12. Amendment, Modification and Waiver

This Code may be amended or modified by the Company’s Board of Directors. Any employee or director who believes that a waiver may be called for should discuss the matter with the Compliance Officer, the audit committee, if there is one or if not, the full Board. Waivers of this code may only be granted by the Board of Directors or a committee of the Board of Directors with specific delegated authority to grant such waivers at their sole discretion. Any waivers involving a director or executive officer may only be granted by the Board of Directors at its sole discretion. Waivers will be disclosed as required by the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder and any applicable rules relating to the maintenance of the listing of our securities on any stock exchange. The company will review this Code regularly to assess its utility given the changing demands of the company and the scale and scope of its operations.

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[acknowledgement on following page]

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ACKNOWLEDGEMENT

I acknowledge that I have read and understood the Payment Data Systems Code of Ethics and will comply with its terms and conditions. I understand that if I have any questions regarding this policy, I will direct them to the Company’s General Counsel.

Signed: /s/ Miguel A. Chapa

Name: Miguel A. Chapa

Dated: April 24, 2015

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Attachment B

Payment Data Systems, Inc.

Insider Trading Policy

THIS POLICY HAS BEEN ADOPTED BY THE BOARD OF

DIRECTORS OF Payment Data Systems, Inc.

AND IS APPLICABLE TO ALL DIRECTORS, OFFICERS,

EMPLOYEES AND CONSULTANTS OF THE COMPANY.

The Need for a Policy Statement

The purchase or sale of securities while possessing material nonpublic information or the selective disclosure of such information to others who may trade is prohibited by federal and state laws.

The Company has adopted the following policy with respect to purchases and sales of the Company's securities by directors, officers, employees and consultants who have material nonpublic information about the Company and about other firms with which it works closely. For purposes of this policy, outside directors and consultants are included within the term "employee." Each employee is responsible for ensuring that he or she does not violate federal or state securities laws or the Company's policy concerning securities trading. This policy is designed to promote compliance with the federal securities laws and to protect the Company, as well as those persons, from the very serious liabilities and penalties that can result from violations of these laws.

Potential penalties for insider trading violations include civil fines for up to three times the profit gained or loss avoided by the trading, criminal fines of up to $1,000,000.00 and jail sentences of up to ten (10) years. In addition, a company whose employee violates the insider trading prohibitions may be liable for a civil fine of up to the greater of $1,000,000.00 and three times the profit gained or loss avoided as a result of the employee's insider trading violations.

The Company's Policy

Company employees may not trade in the stock or other securities of any firm when they know "material nonpublic information" about the firm. This restriction on "insider trading" is not limited to trading in the Company's securities. It includes trading in the securities of other firms, such as customers or suppliers of the Company and those with which the Company may be negotiating major transactions, such as an acquisition, investment or sale. Information that is not material to the Company may nevertheless be material to one of those other firms.

"Trading" includes purchases and sales of stock, bonds, debentures, options, puts, calls and other similar securities. This policy includes trades made pursuant to any investment direction under employee benefit plans as well as trades in the open market. For example, sales of stock acquired through any employee stock purchase plan or transactions in the self-directed portion of any retirement or pension plan are covered by this policy. This policy also applies to the exercise of options with an immediate sale of some or all of the shares through a broker.

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Employees must not pass material nonpublic information on to others or recommend to anyone the purchase or sale of any securities on the basis of such information. This practice, known as "tipping," also violates the securities laws and can result in the same civil and criminal penalties that apply to insider trading, whether or not the employee derives any benefit from another's actions.

The same restrictions apply to family members and other persons living in an employee's household. Employees are expected to be responsible for the compliance of the members of their immediate family and personal household. Transactions that may be necessary or justifiable for independent reasons (such as the need to raise money for an emergency expenditure) are no exception to the policy.

Because of the unique potential for abuse of material nonpublic information, it is also the Company's policy that directors, officers and employees may not engage in short-term speculative transactions involving "trading" the Company's securities. This would include short sales and buying or selling puts or calls. In addition, the purchase of the Company's securities on margin (except for the exercise of employee stock options) is prohibited.

Definition of Material Nonpublic Information

Material Information. Information is material if there is a substantial likelihood that a reasonable investor would consider it important in deciding whether to buy, hold or sell a security. Therefore, any information that could reasonably be expected to affect the price of the security is material. Common examples of material information are:

*	Projections of future earnings or losses or changes in such projections.

*	Actual changes in earnings.

*	A pending or prospective joint venture, merger, acquisition, tender offer or financing.

*	A significant sale of assets or disposition of a subsidiary.

*	A gain or loss of a material contract, customer or supplier or material changes in the profitability status of a current contract.

*	The development or release of a new product or service.

*	Changes in a previously announced schedule for the development or release of a new product or service.

*	Changes in management, other major personnel changes or labor negotiations.

*	Significant increases or decreases in dividends or the declaration of a stock split or the offering of additional securities.

*	Financial liquidity problems.

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Both positive and negative information can be material. Because trading that receives scrutiny will be evaluated after the fact with the benefit of hindsight, questions concerning the materiality of particular information should be resolved in favor of materiality, and trading should be avoided.

Nonpublic Information. Nonpublic information is information that is not generally known or available to the public. Information is considered to be available to the public only when it has been released to the public through appropriate channels, e.g., by means of a press release or a statement from one of the corporation's senior officers, and enough time has elapsed to permit the investment market to absorb and evaluate the information. As a general rule, information is considered nonpublic until the second business day after public disclosure.

Unauthorized Disclosure

Maintaining the confidentiality of Company information is essential for competitive, security and other business reasons, as well as to comply with securities laws. All information an employee learns about the Company or its business plans in connection with his or her employment is potentially "inside" information until publicly disclosed or made available by the Company. The employee should treat all such information as confidential and proprietary to the Company. The employee may not disclose it to others, such as family members, other relatives, or business or social acquaintances, who do not need to know it for legitimate business reasons.

Also, the timing and nature of the Company's disclosure of material information to outsiders is subject to legal rules the breach of which could result in substantial liability to the employee, the Company and its management. Accordingly, it is important that only specifically designated representatives of the Company discuss the Company and its affiliates and subsidiaries with the news media, securities analysts and investors. Inquiries of this type received by any employee should be referred to the Company’s Chief Executive Officer.

Additional Restrictions and Requirements

The following additional procedures are designed to help prevent inadvertent violations and avoid even the appearance of improper transactions in the Company's securities. Employees who wish to trade in the Company's securities should trade only during the period beginning one (1) trading day after the release of quarterly earnings and extending until the fifteenth (15th) day of the third month of the quarter. Of course, even during this trading window period, an employee may not trade if he or she is aware of any material nonpublic information. If an employee believes there are compelling reasons why he or she needs to trade in the Company's securities during periods other than the recommended "windows," the employee needs to consult the Company’s General Counsel.

Systematic Trading Plans

Officers and other insiders who wish to enter into arrangements for systematic trading of the Company's securities under a systematic trading plan pursuant to Rule 10b5-1 are permitted to do so upon the approval of the Company’s Board of Directors. The trading plan must be entered into by an insider during an open trading window period as defined above while he or she is unaware of any material nonpublic information and must be in compliance with the Rules and Regulations of the Securities and Exchange Commission and all other applicable federal and state laws.

Personal Responsibility; Assistance

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Each employee should remember that the ultimate responsibility for adhering to this policy and avoiding improper trading rests with the employee. In this regard, it is important that each employee use his or her best judgment. If an employee violates this policy, the Company may take disciplinary action, including dismissal for cause. Compliance with this policy by all employees is of the utmost importance both for the employee and for the Company. Any person who has any questions about the application of this policy to any particular case may obtain additional guidance from the Company’s General Counsel.

[acknowledgement on following page]

Initials: MAC

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ACKNOWLEDGEMENT

I acknowledge that I have read and understood the Payment Data Systems Insider Trading Policy and will comply with its terms and conditions, except for the additional restriction limiting my trading of the Company’s securities to designated time periods referred to as trading window periods. I understand that if I have any questions regarding this policy, I will direct them to the Company’s General Counsel.

Signed: /s/ Miguel A. Chapa

Name: Miguel A. Chapa

Dated: April 24, 2015

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